Exhibit 10.3

PERFORMANCE STOCK UNIT GRANT NOTICE
UNDER THE
GROCERY OUTLET HOLDING CORP.
2019 INCENTIVE PLAN
Grocery Outlet Holding Corp. (the “Company”), pursuant to its 2019 Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Performance Stock Units (“Performance Stock Units” or “PSUs”), set forth below. The Performance Stock Units are subject to all of the terms and conditions as set forth herein, in the Performance Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant) (the “Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant: [Insert Participant Name]
Date of Grant: [Insert Date]
Number of Performance Stock Units: [Number of PSUs], consisting of two tranches:
[•] Tranche I PSUs (“Tranche I PSUs”), which will vest upon satisfaction of Revenue-based targets;1 and
[•] Tranche II PSUs (“Tranche II PSUs”), which will vest upon satisfaction of Adjusted EBITDA-based targets 2
Performance Period: [Insert Performance Period]
Vesting: The PSUs will become earned (“Earned PSUs”) based on achievement of the applicable Performance Condition with respect to the Performance Period, in each case, as set forth below.
Performance Conditions
The number of PSUs in each tranche that become Earned PSUs shall be based on the achievement of the Performance Condition set forth in the table below applicable to such tranche:

	Tranche I	Tranche II
Performance Condition	Revenue	Adjusted EBITDA Growth
Minimum Level of Achievement
Target Level of Achievement
Maximum Level of Achievement

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1 50% of Number of Performance Stock Units
2 50% of Number of Performance Stock Units

Calculation of Number of Earned PSUs
The number of PSUs earned in respect of each tranche of PSUs shall equal (x) the number of Tranche I PSUs or Tranche II PSUs, as applicable, granted hereunder multiplied by (y) the applicable Percentage of Target Award Earned for such applicable tranche (rounded up to the nearest whole unit). Following the last day of the Performance Period, the Committee shall determine the level of achievement with respect to each Performance Condition and calculate the “Percentage of Target Award Earned” (as set forth the table below) with respect to each of the Tranche I PSUs and the Tranche II PSUs based on such level of achievement in accordance with the following table:

Level of Achievement	Percentage of Target Award Earned
Below Minimum	0%
Minimum	50%
Target	100%
Maximum	200%
Above Maximum	200%
Unless otherwise determined by the Committee, if actual performance with respect to any tranche is between (i) “Minimum” and “Target” or (ii) “Target” and “Maximum” levels of achievement, the Percentage of Target Award Earned shall be determined using linear interpolation (and rounded to the nearest whole percentage point) between such numbers. For the avoidance of doubt, in the event that actual performance does not meet the “Minimum” level of achievement with respect to any tranche, the Percentage of Target Award Earned shall be 0%, and in the event that actual performance exceeds the “Maximum” level of achievement with respect to any tranche, the Percentage of Target Award Earned shall be 200%. Notwithstanding the foregoing, in the event of a Change in Control during the Performance Period, the number of Earned PSUs shall be calculated, immediately prior to such Change in Control, assuming a Percentage of Target Award Earned for each tranche equal to one hundred percent (100%) (“Target Performance”).
All determinations with respect to whether and to the extent to which a Performance Condition has been achieved shall be made by the Committee in its sole discretion and the applicable Performance Conditions shall not be achieved and the applicable PSUs shall not become Earned PSUs until the date that Committee approves in writing the extent to which such Performance Conditions have been met (such date, the “Determination Date”). Notwithstanding the foregoing, in the event of a Change in Control during the Performance Period, the Determination Date shall instead occur on the last day of the Performance Period.
Any PSUs which do not become Earned PSUs based on actual performance during the Performance Period shall be forfeited as of the last day of the Performance Period.

Vesting of Earned PSUs
Provided that the Participant has not undergone a Termination on or prior to the Determination Date, any PSUs that become Earned PSUs shall become vested on the Determination Date.
Notwithstanding the foregoing:
•In the event that the Participant undergoes a Termination as a result of such Participant’s death or Disability prior to a Change in Control, a prorated portion of the PSUs in each tranche shall vest on the date of such Termination assuming Target Performance, with such proration based on the number of days elapsed from the commencement of the Performance Period through the date of such Termination, and be settled in accordance with the Agreement.
•In the event that prior to a Change in Control the Participant undergoes a Termination by the Service Recipient without Cause, subject to the Participant’s compliance during the Performance Period with any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group, a prorated portion of the PSUs in each tranche will remain outstanding and eligible to vest based on the actual Percentage of Target Award Earned as determined on the Determination Date, with such proration based on the number of days elapsed from the commencement of the Performance Period through the date of such Termination; provided that, in the event of a Change in Control following such Termination, the outstanding portion of PSUs shall instead be calculated based on Target Performance and shall vest as of the last day of the Performance Period. Any PSUs that become Earned PSUs following the date of such Termination shall be settled in accordance with the Agreement.
•In the event the Participant undergoes a Termination (i) by the Service Recipient without Cause, (ii) by the Participant for Good Reason, or (iii) by reason of death or Disability, in each case, on or following a Change in Control, the Earned PSUs (as determined above) shall full vest as of the date of such Termination.
•In the event of any other Termination, the PSUs shall be forfeited as of the date of such Termination.
•To the extent any Participant is party to an agreement between the Participant and the Company that contains language governing the treatment of equity in connection with a Change in Control, this Performance Stock Unit Grant Notice shall govern and control regarding the treatment of such Participant’s equity in connection with such Change in Control.
Definitions
“Adjusted EBITDA” shall mean publically disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for the Company’s [ ] fiscal year.
“Adjusted EBITDA Growth” shall mean the growth rate with respect to Adjusted EBITDA and shall be expressed as a percentage (rounded to the nearest tenth of a percent) and shall be calculated for the Performance Period using the following formula:
“Beginning Adjusted EBITDA” shall mean Adjusted EBITDA with respect to the Company’s fiscal year ended [ ].

“Ending Adjusted EBITDA” shall mean Adjusted EBITDA with respect to the Company’s fiscal year ended [ ].
“Good Reason” shall, in the case of any Participant who is party to an agreement between the Participant and the Service Recipient that contains a definition of “Good Reason,” mean and refer to the definition set forth in such agreement, and in the case of any other Participant, “Good Reason” shall mean: (i) a material diminution in the Participant’s base salary or annual cash bonus opportunity as compared to such Participant’s base salary or annual cash bonus opportunity as in effect immediately prior to a Change in Control; (ii) any material diminution in Participant’s duties or responsibilities as compared to such Participant’s duties and responsibilities as in effect immediately prior to a Change in Control; provided, that in no event will any diminution in duties or responsibilities resulting from the Company no longer being publicly held constitute Good Reason hereunder; or (iii ) the relocation of the Participant’s principal work location by more than 50 miles; provided that none of these events shall constitute Good Reason unless the Company fails to cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company’s written notice thereof prior to such date.
“Revenue” shall mean the revenue which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for the applicable fiscal year financial results or as otherwise determined by the Audit Committee of the Board.
Dividend Equivalents: The Performance Stock Units shall be credited with dividend equivalent payments, as provided in Section 13(c)(iii) of the Plan.
* * *

GROCERY OUTLET HOLDING CORP.

________________________________
By:  Pamela Burke
Title:  General Counsel

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN.3

Participant

________________________________

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3 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto
[Signature Page to Performance Stock Unit Award]

PERFORMANCE STOCK UNIT AGREEMENT
UNDER THE
GROCERY OUTLET HOLDING CORP.
2019 INCENTIVE PLAN
Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance Stock Unit Agreement (this “Performance Stock Unit Agreement”) and the Grocery Outlet Holding Corp. 2019 Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Grocery Outlet Holding Corp. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.  Grant of Performance Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Performance Stock Units provided in the Grant Notice (with the number of Performance Stock Units that become Earned PSUs representing an unfunded, unsecured right to receive one share of Common Stock upon the vesting of such Earned PSUs). The Company may make one or more additional grants of Performance Stock Units to the Participant under this Performance Stock Unit Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Performance Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Performance Stock Units hereunder and makes no implied promise to grant additional Performance Stock Units.
2.  Vesting. Subject to the conditions contained herein and in the Plan, the Performance Stock Units shall vest as provided in the Grant Notice. With respect to any Performance Stock Unit, the period of time that such Performance Stock Unit remains subject to vesting shall be its Restricted Period.
3.  Settlement of Performance Stock Units. The Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each Earned PSU (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Earned PSU shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Performance Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Performance Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4.  Company; Participant.
(a)  The term “Company” as used in this Performance Stock Unit Agreement with reference to employment shall include the Company and its Subsidiaries.
(b)  Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Performance Stock Units may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.

5.  Non-Transferability. The Performance Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Performance Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Performance Stock Units shall terminate and become of no further effect.
6.  Rights as Shareholder. The Participant or a Permitted Transferee of the Performance Stock Units shall have no rights as a shareholder with respect to any share of Common Stock underlying a Performance Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
7.  Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability, if any, referred to in Section 13(d) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise deliverable pursuant to the settlement of the Performance Stock Units a number of shares of Common Stock with a fair market value, on the date that the Performance Stock Units are settled, equal to such withholding liability; provided that the number of such shares may not have a fair market value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.
8.  Notice. Every notice or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
9.  No Right to Continued Service. This Performance Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.
10.  Binding Effect. This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
11.  Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

12.  Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the Performance Stock Units or (b) requiring that the Participant forfeit any gain realized on the disposition of any shares of Common Stock received in settlement of any Performance Stock Units, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Performance Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Performance Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law
13.  Governing Law. This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
14.  Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Performance Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.
15.  Section 409A. It is intended that the Performance Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.
16. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
17. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
18. Entire Agreement. This Performance Stock Unit Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.